Exhibit 99.1

MONITRONICS INTERNATIONAL COMPLETES ACQUISITION OF

SECURITY NETWORKS

Englewood, CO — August 16, 2013 — Ascent Capital Group Inc. (“Ascent or the “Company”) (NASDAQ: ASCMA) announced today that its primary operating subsidiary, Monitronics International, Inc. (“Monitronics”), has completed the previously announced acquisition of Security Networks, LLC for total cash consideration of $482.9 million (after giving effect to certain closing adjustments) plus 253,333 newly issued shares of Ascent Series A common stock.

The cash portion of the Security Networks purchase price was funded by cash on hand at Ascent and new debt consisting of $103.5 million of Convertible Notes issued by Ascent, $175.0 million of New Senior Notes issued by Monitronics and an Incremental Term Loan of $225.0 million issued under Monitronics’ existing Credit Facility.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiary, Monitronics, one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

###

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com